                                                                    Exhibit 21.1

Subsidiaries of Catalytica Energy Systems, Inc.


                                                                   Percentage of
Name                               Jurisdiction                        Ownership
--------------------------------------------------------------------------------

GENXON Power Systems, LLC            Delaware                             100%

Catalytica Novotec, Inc.             Delaware                             100%

Advanced Sensor Devices              California                           100%